                       THE COMMONWEALTH OF MASSACHUSETTS

                            WILLIAM FRANCIS GALVIN
                        Secretary of the Commonwealth    FEDERAL IDENTIFICATION

                   ONE ASHBURTON PLACE, BOSTON, MASS: 02108   NO. 04-2675674
                                                                  ----------

                       RESTATED ARTICLES OF ORGANIZATION

                    GENERAL LAWS, CHAPTER 156B, SECTION 74

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                                  __________

      We,                Donald H. Benovitz                    ,President and
                        Stephen N. Aschettino                  ,Clerk of


                       Suburban Ostomy Supply Co., Inc.
--------------------------------------------------------------------------------
                             (Name of Corporation)

located at      75 October Hill Road, Holliston, MA  01746
          ----------------------------------------------------------------------

do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted by written consent __________, 199__, by vote of

        20,000         shares of             Common         out of          20,000          shares outstanding
-----------------------         ----------------------------      --------------------------
                                        (Class of Stock)
_______________________shares of----------------------------out of___________________________shares outstanding, and
                                        (Class of Stock)
_______________________shares of--------------------------- out of___________________________outstanding.
                                        (Class of Stock)

being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

     1.   THE NAME BY WHICH THE CORPORATION SHALL BE KNOWN IS:

          Suburban Ostomy Supply Co., Inc.

     2.   THE PURPOSES FOR WHICH THE CORPORATION IS FORMED ARE AS FOLLOWS:

          See continuation sheets attached.

     3. THE TOTAL NUMBER OF SHARES AND THE PAR VALUE, IF ANY, OF EACH CLASS OF STOCK WHICH THE CORPORATION IS AUTHORIZED TO ISSUE IS AS FOLLOWS:

                      WITHOUT PAR VALUE       WITH PAR VALUE
                      -----------------      ----------------
CLASS OF STOCK        NUMBER OF SHARES       NUMBER OF SHARES     PAR VALUE
----------------      ----------------       ----------------     ---------
PREFERRED                  None                   66,500          $.01

COMMON                     200,000                None


     *4. IF MORE THAN ONE CLASS IS AUTHORIZED, A DESCRIPTION OF EACH OF THE DIFFERENT CLASSES OF STOCK WITH, IF ANY, THE PREFERENCES, VOTING POWERS, QUALIFICATIONS, SPECIAL OR RELATIVE RIGHTS OR PRIVILEGES AS TO EACH CLASS THEREOF AND ANY SERIES NOW ESTABLISHED:

          See continuation sheet attached.

     *5. THE RESTRICTIONS, IF ANY, IMPOSED BY THE ARTICLES OF ORGANIZATION UPON THE TRANSFER OF SHARES OF STOCK OF ANY CLASS ARE AS FOLLOWS:

          None.

     *6. OTHER LAWFUL PROVISIONS, IF ANY, FOR THE CONDUCT AND REGULATION OF THE BUSINESS AND AFFAIRS OF THE CORPORATION, FOR ITS VOLUNTARY DISSOLUTION, OR FOR DEFINING, OR REGULATING THE POWERS OF THE CORPORATION, OR OF ITS DIRECTORS OR STOCKHOLDERS, OR OF ANY CLASS OF
          STOCKHOLDERS:

          See continuation sheets attached.

* IF THERE ARE NO SUCH PROVISIONS, STATE "NONE".

                           Articles of Organization
                                      of
                       SUBURBAN OSTOMY SUPPLY CO., INC.


Article II continued:

     The purposes of the Corporation shall be:

     To engage in the business of selling ostomy and other health care products at wholesale and at retail within and without the continental United States; to make and enter into all kinds of contracts, agreements and obligations by or with any persons, firms, associations and corporations in furtherance of such activities, and, generally, to perform any and all acts connected therewith, or incidental thereto, and all acts proper or necessary for the purposes of this business.

     To carry on any business or other activity which may lawfully be carried on by a corporation organized under Chapter 156B of the Massachusetts General Laws (the "Business Corporation Law"), whether or not related to those referred to in the foregoing paragraph, whether or not related or similar to the activities described in the preceding paragraph.

     To carry on any business, operation or activity through a wholly owned or partly owned subsidiary.

     To carry on any business, operation or activity referred to in the foregoing paragraphs to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or as a partner, trustee, participant, member or stockholder of or in any form of partnership, joint venture, corporation, association, trust, limited liability company or other form of entity or with any individual, and, without limiting the generality of the foregoing, to be a limited and/or general partner of any partnership organized to carry on any business or activity of the type described herein.

     To have as additional purposes all powers granted and conferred by the laws of The Commonwealth of Massachusetts upon business corporations organized under the Business Corporation Law.

     In these provisions, the enumeration of specific purposes or powers shall not be construed to limit other statements of purposes or powers which this Corporation may otherwise have under applicable law, all of the same being separate and cumulative, and all of the same may be carried on, promoted and pursued, transacted or exercised in any place in the world whatsoever.

Common Stock
------------

     The holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring action by the stockholders or submitted to the stockholders for action, except as may otherwise be required by these Articles of Organization or law, and each share of the Common Stock shall entitle the holder thereof to one vote.

     The holders of the Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by the directors, subject to the rights of holders of shares of any class or series having preferential rights to receive distributions or dividends.

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive the net assets of the Corporation, after the Corporation shall have satisfied or made provision for its debts and obligations and for payment to the holders of shares of any class or series having preferential rights to receive distributions of the net assets of the Corporation.

Preferred Stock
---------------

     The preferences, voting powers, qualifications and special or relative rights or privileges of the Preferred Stock are as follows:

                      SERIES A REDEEMABLE PREFERRED STOCK
                      -----------------------------------

     1.   Designation and Amount.  The shares of such series of Preferred Stock
          ----------------------
shall be designated as "Series A Redeemable Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 66,500.

     2.   Dividends, Etc.
          ---------------

          (a)  In General.  No dividends shall be payable on the Series A
               ----------
Preferred Stock.

          (b)  Priority.  So long as any shares of Series A Preferred Stock
               --------
remain outstanding, neither the Company nor any Subsidiary (which shall mean any corporation, association or other business entity which the Company directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting securities or equity interests) will redeem, purchase or otherwise acquire any other equity security of the Company now or hereafter outstanding, including, without limitation, the Common Stock (collectively, the "Junior Securities"), nor will the Company declare or pay any dividend (including accrued dividends) other than dividends payable in shares of capital stock or make any distribution upon any Junior Securities, except for any redemption in connection with the issuance of the shares of Series A Preferred Stock, without the consent of the holders of a majority of the shares of Series A Redeemable Preferred Stock, then outstanding.

     3.   Liquidation.
          -----------

          (a)  Treatment at Liquidation, Dissolution and Winding Up.  In the
               ----------------------------------------------------
event of any liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily, before any distribution or payment may be made with respect to any Junior Securities, holders of each share of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount in cash equal to $ 1 00 per share of Series A Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock) plus an amount equal to a ten percent (10%) cumulative annual return (computed on the basis of the actual days elapsed in a year of 360 days) on such $100, compounded annually, since the date of issuance up to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution, or winding up (the "Series A Liquidation Amount"). The date on which the Company initially issues any shares of Series A Preferred Stock will be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Series A Preferred Stock is made on the stock records of the Company, and regardless of the number of certificates which may be issued to evidence such share of Series A Preferred Stock.

     If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets of the Company to be distributed to such holders will be distributed ratably among such holders in proportion to the number of shares of Series A Preferred Stock owned by each holder.

     After the payment of the Series A Liquidation Amount shall have been made in full to the holders of the Series A Preferred Stock or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Series A Preferred Stock so as to be available for such payments, the holders of the Series A Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to its stockholders shall be distributed among the holders of other classes of securities of the Company in accordance with their respective terms.

     (b)  Treatment of Reorganizations.  Any merger or consolidation of the
          ----------------------------
Company with or into another corporation more than fifty percent (50%) of the common voting securities of which are owned by persons or entities who are not stockholders (or affiliates or stockholders or partners of stockholders) of the Company immediately following the closing of the transactions under the Stock Purchase and Redemption Agreement among the Company and the other parties named therein dated as of July 3, 1995 ("New Investors"), or the sale of all or substantially all of the Company's properties and assets to any person or group of persons at least fifty percent (50%) in interest of which are New Investors or any transaction or series of related transactions in which more than fifty percent (50%) of the outstanding common voting securities of the Company is sold or assigned to New Investors (ally of which events is herein referred to as a "Reorganization"), shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 3 unless the holders of at least a majority of the then outstanding shares of Series A Preferred Stock elect to have such events not deemed to be a liquidation, dissolution or winding up of the Company by giving written notice thereof to the Company at least IO days before the effective date of such event.

     4.   Voting Power.  Except as otherwise expressly provided in Section 6
          ------------
hereof, or as required by law, the holders of the Series A Preferred Stock shall not be entitled to vote on any corporate matters.

     5.   Redemption.
          ----------

          (a)  Optional Redemption.  The Company may at any time redeem all
               -------------------
or any portion of the then outstanding Series A Preferred Stock at a redemption price (the "Redemption Price") for each share of Series A Preferred Stock redeemed pursuant to this Section 5 (a) equal to the Series A Liquidation Amount, such amount to be calculated and paid through the date payment is actually made to the holders of the Series A Preferred Stock with respect to such redemption. The Company shall give the holders of the Series A Preferred Stock notice (the "Optional Redemption Notice") at least thirty (30) days prior to the date fixed for redemption pursuant to this Section 5(a) of its election to redeem the Series A Preferred Stock. Such election shall be irrevocable on the part of the Company. The Optional Redemption Price shall be paid on the date fixed for redemption and specified in the Redemption Notice upon surrender of certificates as provided in Section 5(d) below.

          (b)  Mandatory Redemption.  In the event the Company does not elect
               --------------------
to redeem the Series A Preferred Stock as provided in Section 5(a), the Company-V shall redeem Pig rata from all holders of the Series A Preferred Stock on June 30 of each of 2000, 2001 and 2002 one-third (1/3) of the shares of Series A Preferred Stock outstanding on June 30, 2000, or such lesser amount as may be outstanding on the date of such redemption. In the event shares of Series A Preferred Stock scheduled for redemption are not redeemed because of a prohibition under applicable law, such shares shall be redeemed as soon as such prohibition no longer exists. The number of shares to be redeemed shall be cumulative, so that any shares which were subject to redemption in a prior year or years but were not so redeemed shall continue to be subject to redemption in addition to the shares otherwise redeemable in the current year.

     In addition, if a Liquidity Event (as herein defined) occurs, the Company shall redeem all shares of Series A Preferred Stock outstanding. The term Liquidity Event shall mean any one or more of the following: (1) a Reorganization, (11) the liquidation, dissolution or winding up of the Company or (111) the sale of securities by the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended; provided, however, that in the event that the proceeds from the sale of securities by the Company pursuant to such a registration statement arc insufficient (after giving effect to required repayments of outstanding debt and the reservation of funds required for specific corporate needs and projects) to fund redemption in full of the Preferred Stock then outstanding, then such proceeds shall be applied to redeem such of the Series A Preferred Stock as can be redeemed at the Redemption Price (such redemption to be applied to the holders of the Series A Preferred Stock pro rata, in proportion to the shares owned by each), and the balance of the Series A Preferred Stock shall be converted into a Series B Preferred Stock which shall have a dividend rate of not less than IO% per annum, and shall contain such other rights, terms and privileges as then prevail in the marketplace with respect to preferred stock investments made in public companies by unaffiliated third parties. If a Liquidity Event occurs, the Company shall be required to redeem the shares of Series A Preferred Stock concurrently Nvith the closing of the event constituting the Liquidity Event.

     The redemption price of each share of Series A Preferred Stock redeemed pursuant to this Section 5(b) shall be equal to the Redemption Price provided for in Section 5(a).

          (c)  Redemption Notice.  The Company shall mail notice (the
               -----------------
"Redemption Notice") of any redemption to be effected pursuant to Section 5(b), not later than 30 days before the date fixed for each redemption pursuant to
Section 5(b) (each of the dates fixed for redemption and the extended redemption date is hereinafter referred to as a "Redemption Date"), provided, however, that the Company's failure to give such Redemption Notice shall in no way affect its obligation to redeem the shares of Preferred Stock or the obligation of the holders to redeem their shares of Preferred Stock as provided in Section 5(b) hereof The Redemption Notice shall contain the following information:

               (i) the number of shares of Series A Preferred Stock held by the holder and the total number of shares of Series A Preferred Stock held by all holders subject to redemption as of such Redemption Date, and

               (ii)   the Redemption Date and the Redemption Price.

          (d)  Surrender of Certificates.  Each holder of shares of Series A
               -------------------------
Preferred Stock to be redeemed under this Section 5 shall surrender the certificate or certificates representing such shares to the Company at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares as set forth in this Section 5 shall be paid to the order of the person whose name appears on such certificate or certificates. Irrespective of whether the certificates therefor shall have been surrendered, all shares of Series A Preferred Stock which are the subject of a Redemption Notice shall be deemed to have been redeemed and shall be cancelled effective as of the Redemption Date, unless the Company shall default in the payment of the applicable Redemption Price.

     6.   Restrictions and Limitations.
          ----------------------------

          (a)  Corporate Action.  Except as exprcssly provided herein or as
               ----------------
required by law, so long as any shares of Series A Preferred Stock remain outstanding. the Company shall not, and shall not permit any Subsidiary to, without the approval by vote or written consent by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

               (i) authorize or issue, or obligate itself to authorize or issue, additional shares of Series A Preferred Stock; or

               (ii) authorize or issue, or obligate itself to authorize or issue, any equity security senior to or on parity with the Series A Preferred Stock as to liquidation preferences, redemption rights or dividend rights.

          (b)  Amendments to Charter.  The Company shall not amend its Articles
               ---------------------
of Organization without the approval, by vote or written consent, by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, if such amendment would adversely amend any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Preferred Stock. Without limiting the generality of the preceding sentence, the Company will not amend its Articles of Organization without the approval by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock if such amendment would:

               (i) change the relative seniority rights of the holders of Series A Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company, or create any other class or series of capital stock entitled to seniority as to the payment of dividends relation to the holders of Series A Preferred Stock;

               (ii) reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or Involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of Series A Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Company;

               (iii) cancel or modify the redemption rights of the holders of the Series A Preferred Stock provided for in Section 5 herein; or

               (iv) cancel or modify the rights of the holders of the Series A Preferred Stock provided for in this Section 6.


     7.   Notices of Record Date.  In the event of
          ----------------------

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend, distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

          (c) any voluntary or involuntary dissolution, liquidation orxvinding up of the Company,

then and in each such event the Company shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such distribution or right and a description of such distribution or right, (ji) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation orAinding up. Such notice shall be mailed at least ten
(10) business days prior to the date specified in such notice on which such action is to be taken.

     8.   No Reissuance of Series A Preferred Stock.  No share or shares of
          -----------------------------------------
Series A Preferred Stock acquired by the Company by reason of redemption, purchase or otherwise shall be reissued. and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock accordingly.

Article VI: Other Lawful Provisions - Continuation Sheets
---------------------------------------------------------

     The following additional provisions arc hereby established for the management, conduct and regulation of the business and affairs of the Corporation, and for creating, limiting, defining and regulating the powers of the Corporation and of its directors and stockholders:

     1. Except as otherwise provided in these Articles of Organization or the by-laws of the Corporation as from time to time amended, the business and affairs of the Corporation shall be managed by its board of directors. Without limiting the foregoing, the board of directors of the Corporation is hereby specifically authorized from time to time in its discretion to determine the manner in which the accounts of the Corporation shall be kept, and to detennine for any purpose and in any manner not inconsistent with other provisions of these Articles of Organization, the amount of the gross assets, liabilities, net assets, net earnings, profits and surplus of the Corporation as the same exist or shall have existed at any time or for any period or periods, and to create, increase, abolish or reduce any reserve or reserves for accrued, accruing or contingent liabilities or expenses, including taxes and other charges, and to determine what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration received for any share of its capital stock with par value issued by it over such par value shall be paid-in surplus. The board of directors may allocate to capital stock less than all of the consideration received for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be paid-mi surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

     2. The board of directors shall have full power and authority to determine the terms and manner of issue, including, but not limited to, the consideration therefore and to issue or cause the issue of all shares of capital stock of the Corporation now or from time to time hereafter authorized.

     3. The board of directors is authorized from time to time, in its discretion, to make, amend or repeal the by-laws, in part or in whole, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

     4. The Corporation may carry on any operation or activity through a wholly or partly owned subsidiary and may be a partner in any business enterprise which it would have the power to conduct by itself.

     5. Meetings of stockholders may be held outside The Commonwealth of Massachusetts. The books of the Corporation may be kept (subject to any provision contained in the Business Corporation Law) outside The Commonwealth of Massachusetts at such place or places as may be designated from time to time by the board of directors or in the by-laws of this Corporation. Election of directors need not be by ballot unless so requested by any stockholder entitled to vote thereon.

     6. Each director or officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account of the Corporation, reports made to the Corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the directors or officers of the Corporation or upon other records of the Corporation. Without limiting the generality of the foregoing, no director or officer of the Corporation shall be liable to any person on account of any action undertaken by him or her as such director or officer in reliance in good faith upon information, opinions, reports or records, including financial statements, books of account and other financial records, in each case presented by or prepared by or under the supervision of (i) one or more officers or employees of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, or (ii) legal counsel, public accountants or other persons as to matters which the director or officer reasonably believes to be within such person's professional or expert competence, or (iii) in the case of a director, a duly constituted committee of the board of directors upon which he or she does not serve, as to matters within its delegated authority, which committee the director reasonably believes to merit confidence.

     7. No director of this Corporation shall be personally liable to the Corporation or its Stockholders for monetary damages for any breach of fiduciary duty as a director; provided, however, that to the extent provided by applicable law this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 61 or Section 62 of the Business Corporation Law, or (iv) for any transaction in connection with which such director derived an improper personal benefit. No amendment or repeal of this paragraph shall apply to or have any effect on the liability of alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     8. Each officer or director or former officer or director of the Corporation, and each person who shall, at the Corporation's request, have served as an officer or director of another Corporation or as a trustee, partner or officer of a trust, partnership, limited liability company or association, and each person who shall, at the Corporation's request, have served in any capacity with respect to any employee benefit plan, whether or not then in office or then serving with respect to such employee benefit plan, and the heirs, executors, administrators, and other personal representatives of each of them shall, to the maximum extent permitted from time to time under the law of The Commonwealth of Massachusetts, be indemnified by the Corporation against all liabilities, costs and expenses, including amounts paid in satisfaction of judgments, in compromise and/or as fines or penalties and the fees and disbursements of counsel, imposed or reasonably incurred by him dr them in connection with or arising out of any action, suit, or proceeding, civil or criminal, in which he, she or they may be involved, or incurred in anticipation of any action, suit or proceeding, by reason of his or her being or having been such officer, trustee, partner or director or by reason of any alleged act or omission by him or her in such capacity or in serving with respect to any employee benefit plan. Such indemnification may include payment by the Corporation of expenses incurred in defending any such action, suit, or proceeding in advance of the final disposition thereof, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated not to be entitled to indemnification under this Section, which undertaking may be accepted by the Corporation without reference to the financial ability of such person to make repayment. The foregoing rights of indemnification shall not be exclusive of other rights to which any such director, officer, trustee, partner or person serving with respect to any employee benefit plan may be entitled as a matter of law, and any repeal or modification of any of the foregoing provisions of this Section shall not adversely affect any right or protection of such persons with respect to any acts or omissions that occurred prior to such repeal or modification. These indemnity provisions shall be separable, and if any portion thereof shall be finally adjudged to be invalid, such invalidity shall not affect any other portion which can be given effect.

     Notwithstanding the foregoing, no indemnification shall be provided with respect to any matter disposed of by settlement, consent decree or other negotiated resolution unless:

     a. such indemnification shall have been approved by holders of the shares of the Corporation's capital stock then entitled to vote for directors, voting such shares as a single class, by a majority of the votcs cast on the question exclusive of any shares owned bv an interested director or officer; or

     b. such indemnification and such settlement, decree or resolution shall have been approved as being in the best interest of the Corporation or organization or plan or participants served, as the case may be, after notice that it involves such indemnification, by a majority of the disinterested directors (or, if applicable, the sole disinterested director) then in office (whether or not constituting a quorurn); or

     c. if no directors are disinterested, a written opinion, reasonably satisfactory to the Corporation, of independent legal counsel selected by the Corporation shall have been furnished to the Corporation that
          (i) such indemnification and such settlement, decree or resolution are in the best interest of the Corporation or organization or plan or participants served, as the case may be, and (ii) if adjudicated, such indemnification would not be found to have been prohibited by law.

For purposes of this Section, an "interested" director or officer is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pendi ing or threatened, and a "disinterested director" is any director who is not an interested director.

     9. The Corporation shall not, however, indemnify any such person, or his or her heirs, executors, administrators, or other personal representatives, with respect to any matter as to which he or she shall be finally adjudged in any such action, suit, or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation, or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     10. The board of directors may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, partner, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, partner, employee or other agent of another Corporation, association, trust, limited liability company or partnership against any liability incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indeninify him or her against such liability.

     11.  a.   The Corporation may enter into contracts and transact business with one or more of its directors, officers, or stockholders, or in which any of them is in any other way interested, or with any Corporation, association, trust, firm, partnership, limited liability company, or other concern in which ally one or more of its directors, officers or stockholders are directors, officers, stockholders, trustees, shareholders, beneficiaries, partners or otherwise interested; and in the absence of fraud no such contract or transaction shall be invalidated or in any way affected by the fact that such directors, officers or stockholders of the Corporation have or may have interests which are or might be adverse to the interests of the Corporation, even though the vote or action of the directors, officers, or stockholders having such adverse interests may have been necessary to obligate the Corporation upon such contract or transaction, if:

               i. the material facts as to such person's or persons'relationship or interest and as to the contract or transaction arc disclosed or are known to the board of directors or the committee thereof which authorizes the contract or transaction, and the board or committee authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors (or, if applicable, the sole disinterested director) then in office (whether or not constituting a quorum); or

               ii. the material facts as to said person's or persons' relationship or interest as to the contract or transaction are disclosed or are known to the stockholders (whether or not so disinterested) of the Corporation then entitled to vote for directors, and such holders specifically authorize, approve or ratify the contract or transaction by a majority of the votes cast on the question stock, voting such shares as a single class; or

               iii. the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.


          b. The directors shall have the power to fix from time to time their own compensation.

          c. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of the committee which authorizes the contract or transaction. No director or officer shall be disqualified from holding office as a director or officer of the Corporation by reason of any such adverse interest. In the absence of fraud, no director, officer or stockholder having such adverse interest shall be liable to the Corporation or to any stockholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of such contract or transaction, nor shall any such director, officer or stockholder be accountable for any gains or profits realized thereon.

          d. Any contract or transaction entered into by the Corporation or act of the board of directors on behalf of this Corporation which shall be authorized, approved or ratified by the holders of a majority of the outstanding shares of this Corporation's conmon stock at any special meeting duly called for that purpose, or at any annual meeting, at which a quorum is present or represented, or by their consent in writing, shall be as valid and binding as though authorized, approved or ratified by every stockholder of this Corporation.

     12. Except as otherwise provided by law, no stockholder shall have any, right to examine any property or any books, accounts or other writings of the Corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the Corporation, and a vote of the directors refusing pennission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the Corporation shall be prima facie evidence that such examination would be adverse to the interests of the Corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

     13. The purchase or other acquisition or retention by the Corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the Corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

     *We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles
2, 3, 4, 6.
----------

     (*If there are no such amendments, state "None".)

                         Briefly describe amendments in space below:

     Article 2.     Article 2 has been amended to include additional purposes of
     ---------
                    the Corporation.

     Article 3.     Article 3 has been amended to add a new class of preferred
     ---------
                    stock.

     Article 4.     Article 4 has been added to set forth the preferences,
     ---------
                    voting powers, qualifications and special or relative rights of each class and series of authorized stock.

     Article 5.     Article 6 has been amended to modify certain general
     ---------
                    provisions regarding the management, conduct and regulation of the business and affairs of the Corporation, including, without limitation, the provisions regarding indemnification of directors and officers and limitations on the personal liability of the directors.



     IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 30th day of June in the year 1995.

     Donald H. Benovitz      ______________________________        President
     Stephen N. Aschettino   ______________________________        Clerk

                       THE COMMONWEALTH OF MASSACHUSETTS

                       RESTATED ARTICLES OF ORGANIZATION
                   (General Laws, Chapter 156B, Section 74)

                         I hereby approve the within
                   restated articles of organization and, the filing fee in the amount of $600 having been paid, said articles are deemed to have been filed with me this 30th day of June, 1995.

                                    ______________________________
                                    William Francis Galvin
                                    Secretary of the Commonwealth



                         TO BE FILED IN BY CORPORATION

          PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

             TO:

                             Susan Forest Barrett
                             SULLIVAN & WORCESTER
                            One Post Office Square
                               Boston, MA  02109

                           Telephone:(617) 338-2800

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-267564
                                                             -------------------

                       THE COMMONWEALTH OF MASSACHUSETTS
                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                             ARTICLES OF AMENDMENT
                   (GENERAL LAWS, CHAPTER 156B, SECTION 72)


We    Donald Benovitz                                       , *President
   ---------------------------------------------------------

and   Stephen Aschettino                                    , *Clerk
   ---------------------------------------------------------

of                       Suburban Ostorny Supply Co, Inc.
  ------------------------------------------------------------------------
                          (Exact name of corporation)


located at            75 October Hill Road, Holliston MA 01746
          ----------------------------------------------------------------
               (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles number:


                                       3
--------------------------------------------------------------------------
           (Number those articles 1,2,3,4,5 and/or 6 being amended)


of the Articles of Organization were duly adopted by written consent, dated March 21, 1996, by vote of:

  40,000   shares of  Common Stock  of     40,000     shares outstanding,
-----------         ----------------   --------------
                         (type class & series, if any)

66,500     shares of  Common Stock  of     66,500     shares outstanding, and
-----------         ----------------  ---------------
                        (type, class & series, if any)

____________shares of __________________of_______________shares outstanding, and
                        (type, class & series, if any)

/1/** being at least a majority of each type, class or series outstanding and entitled to vote thereon:

*   Delete the inapplicable words.       ** Delete the inapplicable clause
/1/ For amendments adopted pursuant to Chapter 156B, Section 70.
/2/ For amendments adopted pursuant to Chapter 156B, Chapter 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

--------------------------------------------------------------------------------
     WITHOUT PAR VALUE STOCKS               WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
    TYPE     NUMBER OF SHARES      TYPE      NUMBER OF SHARES       PAR VALUE
--------------------------------------------------------------------------------
Common:         200,000        Common:              None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:       None          Preferred            66,500             $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Change the total authorized to:

--------------------------------------------------------------------------------
     WITHOUT PAR VALUE STOCKS               WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
     TYPE     NUMBER OF SHARES      TYPE     NUMBER OF SHARES       PAR VALUE
--------------------------------------------------------------------------------
Common:         10,000,000     Common:              None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:         None        Preferred            66,500             $.01
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:____________________,


SIGNED UNDER THE PENALTIES OF PERJURY, this  26th  day of  March  , 1996,
                                            ------       --------     --

     Donald Benovitz                                        , *President/,
------------------------------------------------------------

     Stephen Aschettino                                     , *Clerk
------------------------------------------------------------

* Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

           ========================================================

           I hereby approve the within Articles of Amendment and, the filing fee in the amount of $9,800 having been paid, said articles are deemed to have been filed with me this 10th day of April, 1996



           Effective date:_________________________________________




                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth





                        TO BE FILLED IN BY CORPORATION
                     PHOTOCOPY OF DOCUMENT TO BE SENT TO:



                            Joseph Listengart, Esq.
                          Hutchins, Wheeler & Dittmar
                          A Professional Corporation
                              101 Federal Street
                               Boston, MA 02110
                              Tel: (617)951-6600

                                                        FEDERAL IDENTIFICATION
                                                        NO.   04-2675674
                                                           -------------------


                       THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


We,      Donald H. Benovitz
    ----------------------------------------------------------, *President,


and       Stephen N. Aschettino
    ----------------------------------------------------------, *Clerk,


of                      Suburban Ostomy Supply Co.,Inc.,
   -----------------------------------------------------------------------
                          (Exact name of corporation)


located at        75 October Hill Road, Holliston, MA  01746,
          ----------------------------------------------------------------
                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles number:


                                    3,4, 6
-------------------------------------------------------------------------------
          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)


of the Articles of Organization were duly adopted by written consent, dated October ___, 1996, by vote of:


_____________________shares of___________of_________________ shares outstanding,
                              (type, class & series, if any)

_____________________shares of___________of_________________ shares outstanding,
                              (type, class & series, if any)
and

_____________________shares of___________of_________________ shares outstanding,
                              (type, class & series, if any)
and

/1/**being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

     See Exhibit A attached hereto for amended Articles IV and VI.

*Delete the inapplicable words.    **Delete the inapplicable clause
/1/For amendments adopted pursuant to Chapter 156B, Section 70.
/2/For amendments adopted pursuant to Chapter 156B, Chapter 71.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

-------------------------------------------------------------------------
   WITHOUT PAR VALUE STOCKS               WITH PAR VALUE STOCKS
-------------------------------------------------------------------------
    TYPE      NUMBER OF SHARES     TYPE      NUMBER OF SHARES   PAR VALUE
-------------------------------------------------------------------------
Common:             10,000,000  Common:            None
-------------------------------------------------------------------------

-------------------------------------------------------------------------

Preferred:          None        Preferred:      Redeemable           $.01
                                                Preferred: 66,500
-------------------------------------------------------------------------

-------------------------------------------------------------------------

Change the total authorized to:


-----------------------------------------------------------------------
   WITHOUT PAR VALUE STOCKS              WITH PAR VALUE STOCKS
-----------------------------------------------------------------------
    TYPE      NUMBER OF SHARES     TYPE     NUMBER OF SHARES  PAR VALUE
-----------------------------------------------------------------------
Common:          40,000,000      Common:          None
-----------------------------------------------------------------------

-----------------------------------------------------------------------
Preferred:          None         Preferred:     1,000,000       $.01
-----------------------------------------------------------------------

-----------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:______________________________.


SIGNED UNDER THE PENALTIES OF PERJURY, this_______ day of October, 1996,


Donald H. Benovitz    /s/ Donald H. Benovitz         , *President/,
-----------------------------------------------------


Stephen N. Aschettino /s/ Stephen N. Aschettino      , *Clerk
-----------------------------------------------------

*Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

               =================================================

     I hereby approve the within Articles of Amendment and, the filing fee in the amount of $_______ having been paid, said articles are deemed to have been filed with me this ______ day of October, 1996.



                Effective date:
                               ________________________________



                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth



                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:



                            Joseph Listengart, Esq.
                          Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                               Boston, MA  02110
                              Tel:  (617) 951-6600

                                   EXHIBIT A
                                   ---------

IV.                      DESCRIPTION OF CAPITAL STOCK
                         ----------------------------


          A.  Authorized Shares.  The aggregate number of shares which this
              -----------------
Corporation shall have authority to issue is: 40,000,000 shares of common stock having no par value per share (the "Common Stock") and 1,000,000 shares of preferred stock having a par value of $.01 per share (the "Series Preferred Stock").

          B.  Series Preferred Stock.  Shares of Series Preferred Stock may be
              ----------------------
issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of the Series Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights or privileges of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of Paragraph D hereof, there is hereby expressly vested in the Board of Directors of the Corporation the authority to issue one or more series of the Series Preferred Stock and to fix in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of the Corporation the Voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights or privileges, and the qualifications, limitations or restrictions of such series, including, but without limiting the generality of the foregoing, the following:

          (1) The distinctive designation of, and the number of shares of, the Series Preferred Stock which shall constitute such series. The designation of a series of preferred stock need not include the words "preferred" or "preference" and may be designated "special" or other distinctive term. Unless otherwise provided in the resolution issuing such series, the number of shares of any series of the Series Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the Board of Directors in the manner prescribed by law;

          (2) The rate and times at which, and the terms and conditions upon which, dividends, if any, on the Series Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative and, if cumulative, the date from which such dividends shall be cumulative;

          (3) Whether the series shall be convertible into, or exchangeable for, at the option of the holders of the Series Preferred Stock of such series or the Corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the terms and conditions of such conversion or exchange, including provisions for the adjustment of any such conversion rate in such events as the Board of Directors shall determine;

     (4) Whether or not the Series Preferred Stock of such series shall be subject to redemption at the option of the Corporation or the holders of such series or upon the happening of a specified event, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, the Series Preferred Stock of such series may be redeemed;

     (5) The rights, if any, of the holders of the Series Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up, of the Corporation;

     (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Series Preferred Stock of such series; and

     (7) Subject to subparagraph 5 of Paragraph D hereof, whether such series of the Series Preferred Stock shall have full, limited or no voting powers including, without limiting the generality of the foregoing, whether such series shall have the right, voting as a series by itself or together with other series of the Series Preferred Stock or all series of the Series Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of the Series Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

C.  Common Stock
    ------------

     (1) After the Corporation has complied with the requirements, if any, fixed in accordance with the provisions of Paragraph B hereof with respect to (a) dividends on series of the Series Preferred Stock (in accordance with the relative preferences among such series), and (b) the setting aside of sums as sinking funds or redemption or purchase accounts for series of the Series Preferred Stock (in accordance with the relative preferences among such series), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph B hereof, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends (either in cash, stock or otherwise) as may be declared from time to time by the Board of Directors out of assets of the Corporation legally available therefor and the holders of the Series Preferred Stock shall not be entitled to participate in any such dividends.

     (2) After distribution in full of the preferential amount, if any, to be distributed to the holders of series of the Series Preferred Stock (in accordance with the relative preferences among such series) in the event of voluntary or involuntary liquidation, distribution, dissolution or winding-up, of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock held by them respectively.

     (3) Except as may otherwise be required by law, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the shareholders.

D.   Other Provisions.
     ----------------

     (1) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations (including such holders or others) and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

     (2) The relative powers, preferences and rights of each series of the Series Preferred Stock in relation to the powers, preferences and rights of each other series of the Series Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph B hereof. The consent, by class or series vote or otherwise, of the holders of such of the series of the Series Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of the Series Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of the Series Preferred Stock adopted pursuant to Paragraph B hereof, the conditions, if any, under which the consent of the holders of a majority (or such greater proportion as shall be fixed therein) of the outstanding shares of such series shall be require for the issuance of any or all other series of the Series Preferred Stock.

     (3) Subject to the provisions of subparagraph 2 of this Paragraph D, shares of any series of the series Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     (4) Shares of authorized Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     (5) The number of authorized shares of Common Stock and of the Series Preferred Stock, without a class or series vote, may be increased or decreased from time to time (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

     (6) Notwithstanding any other provisions of these Articles of Organization or the by-laws of the Corporation or the fact that a lesser percentage may be specified by law, these Articles of Organization or the by-laws of the Corporation, the affirmative vote of the holders of at least eighty (80%) percent of the combined voting power of the outstanding stock of the Corporation entitled to vote generally in the election of Directors ("Voting Stock"), voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or to repeal this provision.

     VI. Other lawful provisions for the conduct and regulation of the business and affairs of the Corporation, for its voluntary dissolution or for limiting, defining or regulating the powers of the Corporation, or of its Directors or stockholders, or of any class of stockholders:

     No Director or officer shall be disqualified by his office from dealing or contracting as vendor, purchaser or otherwise, whether in his individual capacity or through any other corporation, trust, association or firm in which he is interested as stockholder, director, trustee, partner or otherwise, with the Corporation or any corporation, trust, association or firm in which the Corporation shall be a stockholder or otherwise interested or which shall hold stock or be otherwise interested in the Corporation, nor shall any such dealing or contract be avoided, nor shall any Director or officer so dealing or contracting be liable to account for any profit or benefit realized through any such dealing or contract to the Corporation or to any stockholder or creditor thereof solely because of the fiduciary relationship established by reason of his holding such Directorship or office. Any such interest of a Director shall not disqualify him from being counted in determining the existence of a quorum at any meeting nor shall any such interest disqualify him from voting or consenting as a Director or having his vote or consent counted in connection with any such dealing or contract.

     No stockholder shall be disqualified from dealing or contracting as vendor, purchaser or otherwise, either in his individual capacity or through any other corporation, trust, association or firm in which he is interested as a stockholder, Director, trustee, partner or otherwise, with the Corporation or any corporation, trust, association or firm in which the Corporation shall be a stockholder or otherwise interested or which shall hold stock or be otherwise interested in the Corporation, nor shall any such dealing or contract be avoided, nor shall any stockholder so dealing or contracting be liable to account for any profit or benefit realized through any such contract or dealing to the Corporation or to any stockholder or creditor thereof by reason of such stockholder holding stock in the Corporation to any amount, nor shall any fiduciary relationship be deemed to be established by such stock holdings.

     Meetings of the stockholders of the Corporation may be held at any place within the United States.

     Special meetings of stockholders of the Corporation may be called only by the Board of Directors, the Chairman of the Board of Directors or the President.

     No action required or permitted to be taken at any annual or special meetings of the stockholders of the Corporation may be taken without a meeting, unless the unanimous consent of stockholders entitled to vote thereon is obtained. The Corporation may be a partner in any business enterprise it would have power to conduct by itself.

     The Directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law, these Amended and Restated Articles of Organization or the by-laws requires action by the stockholders.

     No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any statutory provision or other law imposing such liability, except for liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section sixty-one or sixty-two of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the Director derived an improper personal benefit.

Classified Board of Directors

     (1) The Directors of the Corporation shall be divided into three classes:
Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. If the number of Directors is not evenly divisible by three, the Board of Directors shall determine the number of Directors to be elected initially into each class. The election of directors at a Special Meeting of stockholders held on October 10, 1996 will determine the directors and their respective classes. Thereafter, Class I Directors will hold office for a term to expire at the first annual meeting of stockholders thereafter. Thereafter, Class II Directors will hold office for a term to expire at the second annual meeting of stockholders thereafter. Thereafter, Class III Directors will hold office for a term to expire at the third annual meeting of stockholders thereafter. After the October 10, 1996 Special Meeting of Stockholders, the Directors elected to succeed those whose terms expire shall be identified as being of the same class as the Directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the stockholders after their election, and until their respective successors are duly elected and qualified. If the number of Directors changes, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class and until his successor is duly elected and qualified.

          (2) Notwithstanding any other provisions of these Articles of Organization or the by-laws of the Corporation or the fact that a lesser percentage may be specified by law, these Articles of Organization or the by-laws of the Corporation, the affirmative vote of the holders of at least eighty (80%) percent of the combined voting power of the outstanding Voting Stock, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or to repeal this provision.

Vote Required for Certain Business Combinations

     (A) In addition to any affirmative vote required by law or these Articles of Organization, and except as otherwise expressly provided in Paragraph (B) of this Provision:

          1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) an Interested Stockholder (as hereinafter defined) or (b) any other Corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as such term is hereinafter defined) of an Interested Stockholder; or

          2. any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition (in one transaction or a series of transactions) to or with (a) an Interested Stockholder or (b) or any other person (whether or not itself an Interested Stockholder) which is, or after such sale, lease, exchange, mortgage, pledge, grant of security interest, transfer or other disposition would be, an Affiliate of an Interested Stockholder, directly or indirectly, of substantially all of the assets of the Corporation (including, without limitation, any voting securities of a Subsidiary) or any Subsidiary; or

          3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary, or both, to (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such issuance or transfer would be, an Affiliate of an Interested Stockholder in exchange for cash, securities or other property (or a combination thereof); or

          4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of an Interested Stockholder; or

          5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary directly or indirectly beneficially owned by (a) an Interested Stockholder or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such reclassification, recapitalization, merger or consolidation or other transaction would be, an Affiliate of an Interested Stockholder shall not be consummated unless such consummation shall have been approved by the affirmative vote of the holders of at least eighty (80%) percent of the combined voting power of the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in these Articles of Organization or in any agreement with any national securities exchange or otherwise.

     (B) The provisions of Paragraph (A) of this Provision shall not be applicable to any particular Business Combination (as hereinafter defined) and such Business Combination shall require only such affirmative votes required by law if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined) or all of the following conditions shall have been met:

          1. The transaction constituting the Business Combination shall provide for a consideration to be received by all holders of Common Stock in exchange for all their shares of Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

              (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by an Interested Stockholder (i) within the two-year period immediately prior to the Announcement Date (as hereinafter defined), (ii) within the two-year period immediately prior to the Determination Date (as hereinafter defined) or (iii) in the transaction in which it became an Interested Stockholder, whichever is highest; or

              (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher;

          2. If the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of such class or series of Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph 2 shall be required to be met with respect to every class or series of outstanding Voting Stock, whether or not an Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

              (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers, fees) paid in order to acquire any shares of-such class or series of Voting Stock beneficially owned by an Interested Stockholder (i) within the two-year period. immediately prior to the Announcement Date, (ii) within the two-year period immediately prior to the Determination Date, or (ii) in the transaction in which it became an Interested Stockholder, whichever is highest; or

              (b) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; or

              (c) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     3. The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock which are beneficially owned by an Interested Stockholder and, if an Interested Stockholder beneficially owns shares of any class or series of Voting Stock which were acquired with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it. The price determination in accordance with subparagraphs 1 and 2 of this Paragraph
(B) shall be subject to appropriate adjustment in the event of any recapitalization, stock dividend, stock split, combination of shares or similar event;

     4. After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

              (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor the full amount of any dividends (whether or not cumulative) payable on any outstanding preferred stock;

              (b) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) other than as approved by a majority of the Continuing Directors and (ii) an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors;

              (c) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock at a price lower than that paid in the transaction in which it became an Interested Stockholder.

     5. After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

     6. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules or regulations) shall be mailed to the stockholders of the Corporation, no later than the earlier of (a) thirty (30) days prior to any vote on the proposed Business Combination or (b) if no vote on such Business Combination is required, sixty (60) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holder of Voting Stock other than an Interested Stockholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

      (C) For the purposes of this Provision:

          1. "Business Combination" shall mean any transaction which is referred to in any one or more of subparagraphs 1 through 5 of Paragraph (A) of this Provision.

          2. "Voting Stock" shall mean stock of all classes and series of the Corporation entitled to vote generally in the election of Directors.

          3. "Person" shall mean any individual, firm, trust, partnership, association, Corporation or other entity.

          4. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary or any person who was a stockholder of the Corporation on October 10, 1996) who or which:

              (a) is the beneficial owner, directly or indirectly, of more than ten (10%) percent of the combined voting power of the then outstanding Voting Stock; or

              (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than ten (10%) percent of the combined voting power of the then outstanding Voting Stock; or

              (c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, unless such assignment or succession shall have occurred pursuant to a Public Transaction (as hereinafter defined) or any series of transactions involving a Public Transaction.

          For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 6 below but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or option, or otherwise.

          5. "Public Transaction" shall mean any (a) purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933 or (b) open-market purchase of shares on a national securities exchange if, in either such case, the price and other terms of sale are not negotiated by the purchaser and the seller of the beneficial interest in the shares.

          6. A person shall be a "beneficial owner" of any Voting Stock:

             (a) which such person or any of its Affiliates beneficially owns, directly or indirectly; or

             (b) which such person or any of its Affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (ii) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or

             (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          7. "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 27, 1989.

          8. "Subsidiary" shall mean any Corporation of which a majority of any class of equity security (as defined in Rule 12b-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on May 13,
1991) is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in subparagraph 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          9. "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, an Interested Stockholder and was a member of the Board prior to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with, and not a nominee of, an Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

          10. "Announcement Date" shall mean the date of the first public announcement of the proposed Business Combination.

          11. "Determination Date" shall mean the date on which an Interested Stockholder became an Interested Stockholder.

          12. "Fair Market Value" shall mean: (a) in the case of stock, the highest closing sale price during the thirty period immediately preceding the date in question of a share of such stock on the National Market System of the National Association of Securities Dealers Automated Quotation System or any system then in use on any national securities exchange or automated quotation system, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

     (D) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Provision, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Provision, including, without limitation, (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate of another, (4) whether the requirements of Paragraph (B) of this Provision have been met and (5) such other matters with respect to which a determination is required under this Provision. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Provision.

     (E) Nothing contained in this Provision shall be construed to relieve an Interested Stockholder of any fiduciary obligation imposed by law.

     (F) Notwithstanding any other provisions of these Articles of Organization or the By-laws of the Corporation or the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least eighty (80%) percent of the combined voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or repeal this Provision.

          Redemption of Shares

          In accordance with Section 6 of Chapter 110D of the General Laws of the Commonwealth of Massachusetts, the Corporation by action of its Board of Directors is authorized, at the option of the Corporation by such Board action but without requiring agreement of the person who has made a control share acquisition (as defined in said Chapter 110D), to redeem all but not less than all shares acquired in such a control share acquisition in accordance with and subject to the limitations contained in said Chapter 110D including Section 6 thereof.